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                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included and incorporated by reference in or made a part of this registration statement.

Arthur Andersen LLP

Cleveland, Ohio,
June 12, 1996.